                      SECURITIES AND EXCHANGE COMMISSION

                            WASHINGTON, D.C. 20549

                                   FORM 8-K

                                CURRENT REPORT

                      PURSUANT TO SECTION 13 OR 15(D) OF
                      THE SECURITIES EXCHANGE ACT OF 1934

      DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): OCTOBER 27, 2000


                         HOUSTON INTERWEB DESIGN, INC.
            ------------------------------------------------------
            (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


                                     TEXAS
                ----------------------------------------------
                (STATE OR OTHER JURISDICTION OF INCORPORATION)

         0-67871                                         76-0532709
------------------------                     --------------------------------
(COMMISSION FILE NUMBER)                     (IRS EMPLOYER IDENTIFICATION NO.)


            1770 St. James, Ste. 420, Houston TX             77056
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          (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)         (ZIP CODE)


      REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE: (713) 627-9494


                                NOT APPLICABLE
         -------------------------------------------------------------
         (FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT)



Item 4.  Changes in Registrant's Certifying Accountant.

    On October 27, 2000, the client-auditor relationship between Houston Interweb Design, Inc. (the "Company") and Mann, Frankfort, Stein & Lipp, LLP ("MFSL") ceased and the Company engaged Malone & Bailey, PLLC ("M&B") as its independent auditors.

    To the knowledge of the Company's current Board of Directors, MFSL's report on the financial statements of the Registrant for each of the past two fiscal years did not contain any adverse opinion or disclaimer of opinion and was not qualified as to audit scope or accounting principles. Their report dated
November 15, 1999, however, included a paragraph regarding substantial doubt about the Company's ability to continue as a going concern.
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    During the Company's two most recent fiscal years and the subsequent interim period preceding the change in auditors on October 27, 2000, to the knowledge of the Registrant's current Board of Directors, there were no disagreements with MFSL on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of MFSL, would have caused MFSL to make reference to the subject matter of the disagreements in connection with their audit report with respect to financial statements of the Company. The Company requested that MFSL furnish it with a letter addressed to the Securities and Exchange Commission stating whether it agrees with the above statements.

    To the knowledge of the Registrant's current Board of Directors, during the Registrant's two most recent fiscal years there was no disagreement or difference of opinion with MFSL regarding any "reportable event," as that term is defined in Item 304(a)(1)(v) of Regulation S-K.

                                      -2-
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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 2, 2000


By: /s/ Harry White
   ----------------------------
Name: Harry White
Title: Chief Executive Officer